FOR IMMEDIATE RELEASE
Contacts:

Financial Relations Board
Scott Eckstein
(212) 827-3766
seckstein@frbir.com

Tarragon Corporation
William S. Friedman
(212) 949-5000
wfriedman@tarragoncorp.com

Tarragon Corporation Announces
Third quarter 2008 Financial Results

NEW YORK CITY, NY--November 11, 2008 - Tarragon Corporation (NasdaqGS: TARR - News) today announced its financial results for the third quarter ended September 30, 2008.

Third Quarter Financial Results

Consolidated revenue for the third quarter of 2008 was $48.5 million, compared with $70.2 million in the same period of 2007.

Homebuilding sales, including revenue from unconsolidated properties, were $30.2 million in the third quarter of 2008, compared with $67.9 million in the same period of 2007.

The loss from continuing operations was ($58.4 million) in the third quarter of 2008, compared with a loss of ($178.5 million) in the same period of 2007.

The net loss for the third quarter of 2008 was ($57.3 million), or ($1.99) per diluted share, compared with a net loss of ($184.8 million), or ($6.40) per diluted share, in the third quarter of 2007.

The loss in the third quarter of 2007 included impairment charges of $135.7 million, of which $35.7 million was presented in cost of sales and $54.6 million was presented in discontinued operations. Impairment charges of $49.9 million were recorded in the third quarter of 2008. Of this amount, $13.1 million was presented in cost of sales.  Of the remaining impairment charges for the three months ended September 30, 2008, $27.3 million were presented in impairment charges, and $9.5 million were presented in discontinued operations.

Nine-Months Financial Results

Consolidated revenue for the first nine months of 2008 was $275.8 million, compared with $280.1 million for the same period of 2007. Homebuilding sales, including revenue from unconsolidated properties, were approximately $232.5 million in the first nine months of 2008 compared with $282.9 million in the same period of 2007.

The loss from continuing operations during the first nine months of 2008 was approximately ($111.5 million) compared with a loss of ($254.5 million) for the same period of 2007.

The net loss for the first nine months of 2008 was ($105.4 million), or ($3.68) per diluted share, compared with a loss of ($370.1 million), or ($12.99) per diluted share, in the comparable period of 2007.

The loss in the first nine months of 2007 included impairment charges of $339.1 million, of which $79.2 million was presented in cost of sales and $168 million was presented in discontinued operations. Impairment charges of $82.8 million were recorded in the first nine months of 2008. Of this amount, $14.8 million was presented in cost of sales.  Of the remaining impairment charges for the three months ended September 30, 2008, $58.6 million were presented in impairment charges, and $9.4 million were presented in discontinued operations.

Sales, Orders and Backlog

In the third quarter of 2008, the Company recorded sales of 70 homes representing $30.2 million compared with 315 homes for $67.9 million in the third quarter of 2007.

In the third quarter of 2008 the Company wrote 29 net new orders totaling $8.6 million at an average sale price of $296,000 compared with 149 net new orders totaling $6.6 million for the same period in 2007 at an average sale price of $44,000.

At the end of the third quarter of 2008, the Company's backlog, excluding land development, was $10.9 million representing 38 homes compared with $92.7 million at the end of the third quarter of 2007 representing 262 homes. The average contract price was $287,000 at September 30, 2008 compared with $354,000 at September 30, 2007.

Active Projects

At September 30, 2008, Tarragon's active for-sale communities (including backlog) totaled 919 homes in 11 communities, representing about $288.3 million in projected revenue, compared with 2,623 homes representing $801.3 million in projected revenue at September 30, 2007.  Also at September 30, 2008, Tarragon had rental communities with 1,227 apartments under development or in lease-up, compared with 2,553 apartments at September 30, 2007.

Development Pipeline

The Company's homebuilding pipeline at the end of the third quarter of 2008, which is comprised of sites owned or controlled by the Company not yet included in active developments, totaled nearly 1,700 homes in ten communities compared with 3,047 homes in 15 communities at the end of the third quarter last year.

Based on the number of units, 63 percent of the development pipeline comes from rental developments, 21 percent from high- and mid-rise developments, 4 percent from townhome communities and 12 percent from mixed residential and commercial communities. Tarragon has a 72 percent, weighted-average ownership interest in the development pipeline.

Investment Division

The Investment Division, comprising 7,392 apartments as of September 30, 2008, had net operating income for the third quarter of $9.4 million, compared with the previous year's net operating income of $13.7 million from 14,660 apartments. Same store apartment net operating income was $8.2 million for both the third quarter of 2008 and the third quarter of 2007.

For the first nine months of 2008, the Investment Division had net operating income of $28.3 million, compared with net operating income of $40 million for the first nine months of 2007. Same store net operating income was $24.8 million, compared with $25.3 million in the prior year period. Average same store occupancy during the first nine months of 2008 was 93.2 percent, compared with 92.3 percent a year ago.

Subsequent Events

On November 3, 2008, the Company announced that it had entered into a restructuring support and forbearance agreement with the holders of its $125 million of corporate-level unsecured subordinated notes.  The holders of the subordinated notes have agreed to support a financial restructuring of Tarragon and to refrain from exercising any of their rights and remedies under the terms of the subordinated notes through June 30, 2009, subject to the terms and conditions of the agreement. As part of the financial restructuring, the subordinated notes and approximately $38 million of indebtedness held by an affiliate of William S. Friedman, Tarragon’s Chairman and Chief Executive Officer, and Robert P. Rothenberg, Tarragon’s President, would be restructured and become obligations of a reorganized Tarragon or an affiliated issuer.  The agreement also contemplates that Tarragon would enter into one or more definitive agreements with a sponsor of an overall financial restructuring plan.  Under the overall plan, which may be implemented through a voluntary petition for Chapter 11 bankruptcy protection, the sponsor of the plan and certain Tarragon debtholders would receive shares of reorganized Tarragon’s equity representing a controlling interest in the reorganized company in exchange for the assumption of indebtedness discussed above.

Also during the quarter, the Company received a deficiency notice from The NASDAQ Stock Market indicating that the Company is not in compliance with Marketplace Rule 4450(a)(5) because the minimum bid price of the Company’s common stock has fallen below $1.00 per share for 30 consecutive business days. As previously disclosed, this notification has no immediate effect on the NASDAQ listing or trading of the Company’s common stock.

About Tarragon Corporation

Tarragon Corporation is a leading developer of multifamily housing for rent and for sale. The Company's operations are concentrated in the Northeast, Florida, Texas and Tennessee. To learn more about Tarragon Corporation, visit: www.tarragoncorp.com

Forward-looking Statements

Information in this press release includes "forward-looking statements" made pursuant of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that are based on management's expectations, estimates, projections and assumptions. Words such as "may," "expects," "anticipates," "intends," "estimates" and variations of these words and similar expressions are intended to identify forward-looking statements, which include, but are not limited to, statements regarding Tarragon’s expectations regarding the terms and conditions of a financial restructuring of the Company. Actual results and the timing of certain events could differ materially from those projected or contemplated by these forward-looking statements due to a number of factors, including but not limited to the Company’s ability to negotiate satisfactory definitive agreements to implement an overall financial restructuring plan and the satisfaction of any conditions thereunder and under the restructuring support and forbearance agreement with the holders of our subordinated notes; risks associated with the implementation of the financial restructuring; conditions in the homebuilding industry and residential real estate and mortgage markets; conditions in the capital and financial markets generally; and general economic conditions, interest rates and other risk factors outlined in Tarragon's SEC reports, including its Annual Report on Form 10-K for the year ended December 31, 2007 and any subsequently filed Quarterly Reports on Form 10-Q. Tarragon assumes no responsibility to update forward-looking information contained in this press release.

TARR-E

TABLES FOLLOW

# # #

TARRAGON CORPORATION
FINANCIAL HIGHLIGHTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007
(Dollars in thousands, except per share data)
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2008	2007	2008	2007

Revenue	$48,524	$70,209	$275,767	$280,057

Expenses	93,733	179,121	334,112	478,608

Other income and expenses:
Equity in loss of partnerships and joint ventures	137	(2,255)	552	(7,693)
Minority interests in (income) loss of consolidated partnerships and joint ventures	326	(162)	(7,967)	(1,608)
Interest income	157	239	595	641
Interest expense	(14,624)	(15,486)	(44,217)	(34,266)
Gain on sale of real estate	-	153	-	551
Net loss on extinguishment of debt	-	(5)	(17)	(1,427)
Net loss on debt restructuring	-	-	(3,534)	-
Gain on transfer of assets	-	-	2,237	-
Exchange of interests in joint ventures	394	-	394	-
Provision for litigation, settlements and other claims	1,288	198	(4,408)	(1,666)
Loss from continuing operations before income taxes	(57,531)	(126,230)	(114,710)	(244,019)
Income tax benefit (expense)	(880)	(52,226)	3,211	(10,469)
Loss from continuing operations	(58,411)	(178,456)	(111,499)	(254,488)
Discontinued operations, net of income tax (expense) benefit
Loss from operations	(6,570)	(8,670)	(9,686)	(118,748)
Gain on sale of real estate	7,728	2,323	15,762	3,178
Net loss	(57,253)	(184,803)	(105,423)	(370,058)
Dividends on cumulative preferred stock	(391)	(380)	(1,172)	(1,143)
Net loss allocable to common stockholders	$(57,644)	$(185,183)	$(106,595)	$(371,201)
Loss per common share – basic and diluted
Loss from continuing operations allocable to common stockholders	$(2.03)	$(6.18)	$(3.89)	$(8.95)
Discontinued operations	0.04	(0.22)	0.21	(4.04)
Net loss allocable to common stockholders	$(1.99)	$(6.40)	$(3.68)	$(12.99)

	DEVELOPMENT Operating Statements
	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2008		2007		2008		2007

Sales revenue	$30,235	100%	$67,927	100%	$232,526	100%	$282,921	100%
Cost of sales	(39,622)	(131%)	(121,005)	(178%)	(211,002)	(91%)	(363,988)	(129%)
Gross profit (loss) on sales	(9,387)	(31%)	(53,078)	(78%)	21,524	9%	(81,067)	(29%)

Minority interests in sales of consolidated partnerships and joint ventures	174	1%	(162)	-	(8,906)	(4%)	(1,608)	(1%)
Outside partners' interests in sales of unconsolidated partnerships and joint ventures	160	1%	2,432	4%	277	-	(4,510)	(2%)
Overhead costs associated with investments in joint ventures	-	-	(38)	-	-	-	(323)	-
Performance-based compensation related to projects of unconsolidated partnerships and joint ventures	-	-	-	-	-	-	(7)	-
	(9,053)	(29%)	(50,846)	(74%)	12,895	5%	(87,515)	(32%)
Other income and expenses:
Impairment charges	(27,319)	(90%)	(44,201)	(65%)	(58,871)	(25%)	(120,072)	(42%)
Interest expense	(7,943)	(26%)	(4,930)	(7%)	(21,096)	(9%)	(9,668)	(3%)
Depreciation expense	(111)	-	-	-	(238)	-	-	-
Net income (loss) from rental operations	(365)	(1%)	99	-	(979)	-	558	-
Taxes, insurance, and other carrying costs	(1,329)	(4%)	(1,968)	(3%)	(4,165)	(2%)	(3,099)	(1%)
General and administrative expenses	(8,743)	(29%)	(12,110)	(18%)	(24,299)	(10%)	(27,816)	(10%)
Other corporate items	84	-	175	-	642	-	861	-
Provision for litigation, settlements and other claims	1,300	4%	(55)	-	(4,268)	(2%)	(1,090)	-
Provision for losses	(886)	(3%)	(3,000)	(4%)	(886)	-	(3,000)	(1%)
Distributions from unconsolidated partnerships and joint ventures in excess of investment	1	-	194	-	110	-	194	-
Loss on extinguishment of debt	-	-	-	-	-	-	(1,414)	-
Loss on debt restructuring	-	-	-	-	(4,445)	(2%)	-	-
Exchange of interests in joint ventures	394	1%	-	-	394	-	-	-
Loss before income taxes	(53,970)	(177%)	(116,642)	(171%)	(105,206)	(45%)	(252,061)	(89%)
Income tax benefit	-	-	-	-	-	-	33,055	12%
Net loss	$(53,970)	(177%)	$(116,642)	(171%)	$(105,206)	(45%)	$(219,006)	(77%)

Reconciliation of segment revenues to consolidated revenue:

Total Development Division revenue	$30,235		$67,927		$232,526		$282,921
Less: sales revenue of unconsolidated partnerships and joint ventures	(391)		(16,839)		(11,548)		(59,316)
Consolidated Development Division sales revenue	$29,844		$51,088		$220,978		$223,605

	INVESTMENT Operating Statements
	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2008		2007		2008		2007

Rental revenue	$19,246	100%	$28,382	100%	$58,339	100%	$81,786	100%
Property operating expenses	(9,832)	(51%)	(14,646)	(52%)	(30,022)	(51%)	(41,770)	(51%)
Net operating income	9,414	49%	13,736	48%	28,317	49%	40,016	49%
Net gain on sale of real estate	12,325		3,859		25,138		5,619
Minority interests in loss of consolidated partnerships and joint ventures	152		-		939		-
Mortgage banking income (loss)	(2)		118		32		416
General and administrative expenses	(3,256)		(4,085)		(7,366)		(9,168)
Other corporate items	661		369		1,473		1,148
Impairment charges	(9,482)		(56,049)		(9,398)		(145,937)
Net loss on extinguishment of debt	(788)		(207)		(1,900)		(214)
Net gain on debt restructuring	-		-		912		-
Gain on transfer of assets	-		-		2,237		-
Provision for litigation, settlements and other claims	(11)		328		(139)		(627)
Provision for losses	(332)		-		(332)		-
Interest expense	(9,036)		(21,905)		(29,653)		(53,009)
Depreciation expense	(2,911)		(3,679)		(10,073)		(14,523)
Income (loss) before income taxes	(3,266)		(67,515)		187		(176,279)
Income tax (expense) benefit	(17)		(646)		(404)		25,227
Net loss	$(3,283)		$(68,161)		$(217)		$(151,052)

Reconciliation of segment revenues to consolidated revenue:

Total Investment Division revenue	$19,246		$28,382		$58,339		$81,786
Less Investment Division rental revenue presented in discontinued operations	(1,716)		(11,052)		(6,176)		(30,000)
Add management fee and other revenue included in other corporate items	588		302		1,521		1,369
Add rental revenues from development properties presented in net loss from property operations	562		1,489		1,105		3,297
Consolidated Income Statement rental and other revenue	$18,680		$19,121		$54,789		$56,452